SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 19, 2002

RCN Corporation

(Exact name of Registrant as specified in its charter)

Delaware	0-22825	22-3498533

(State of Incorporation)	(Commission File No.)	(IRS Employer Identification Number)

105 Carnegie Center
Princeton, NJ 08540-6215

(Address of principal executive offices, including zip code)

(609) 734-3700

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Item 5. Other Events

         On June 19, 2002, RCN Corporation (the “Company”) and NSTAR Communications, Inc. (“NSTARCom”) completed an exchange of NSTARCom’s investment in a joint venture for Company common stock. In June 1997, the Company and Boston Edison Company, through wholly owned subsidiaries, entered into a joint venture agreement providing for the organization and operation of RCN-BecoCom, LLC for the purpose of building a telecommunications network in the Boston, Massachusetts market. Under the terms of an Exchange Agreement between the Company and NSTARCom, NSTARCom can exchange its investment in the joint venture for the Company’s common stock. NSTARCom has exercised its right to make an exchange of approximately $152 Million of its investment in the joint venture in exchange for 7,500,000 shares of the Company’s common stock. The Company and NSTARCom have also agreed to enter into amendments of certain agreements relating to the operation of the joint venture. The Second Amended and Restated Operating Agreement of RCN-BecoCom, LLC, dated as of June 19, 2002, is attached hereto as Exhibit 10.01 and is incorporated herein by reference. The Guaranty of RCN Corporation dated as of June 19, 2002 is attached hereto as Exhibit 10.02 and is incorporated herein by reference. The Letter Agreement dated June 19, 2002 with NSTAR regarding Standstill is attached hereto as Exhibit 10.03 and is incorporated herein by reference. The Letter Agreement dated June 19, 2002 with NSTARCom regarding the Construction and IRU Agreement dated as of June 17, 1997 is attached hereto as Exhibit 10.04 and is incorporated herein by reference.

Item 7. Financial Statements and Exhibits

(c)        Exhibits

Exhibit 10.01	Second Amended and Restated Operating Agreement of RCN-BecoCom, LLC dated as of June 19, 2002.

Exhibit 10.02	Guaranty of RCN Corporation dated as of June 19, 2002.

Exhibit 10.03	Letter Agreement dated June 19, 2002 with NSTAR regarding Standstill.

Exhibit 10.04	Letter Agreement dated June 19, 2002 with NSTAR Communications, Inc. regarding the Construction and IRU Agreement dated as of June 17, 1997.

SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RCN Corporation

By:	/s/ John J. Jones

Name:	John J. Jones

Title:	Executive Vice President, General

Counsel and Corporate Secretary

Date: June 21, 2002